SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CITIGROUP INC.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE
(State of Incorporation
or Organization)
52-1568099
(I.R.S. Employer Identification no.)
399 Park Avenue
New York, New York 10043
(Address of Principal Executive Offices) (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file numbers to which this form relates: 333-157459
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Warrants (expiring October 28, 2018)	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.	Description of Registrants’ Securities to be Registered.
          The title of the securities to be registered hereunder in “Warrants (expiring October 28, 2018)”. A description of the Securities is set forth under (i) the section captioned “Description of Common Stock Warrants” in the Registrant’s Prospectus, dated February 19, 2010, which relates to the Registrant’s Registration Statement on Form S-3 (No. 333-157459), as supplemented by (ii) the section captioned “Description of Warrants” in the Registrant’s Preliminary Prospectus Supplement, dated January 24, 2011, to the Base Prospectus, which are hereby incorporated by reference into this registration statement.

Item 2.	Exhibits.

Exhibit No.	Description and Method of Filing

4.1	Warrant Agreement, dated January 25, 2011, between the Registrant and Computershare Inc. and Computershare Trust Company, N.A.

4.2	Form of Warrant (included as part of Exhibit No. 4.1)

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Citigroup Inc.
By:	/s/ Martin A. Waters
	Name:	Martin A. Waters
	Title:	Assistant Treasurer

Date: January 26, 2011

INDEX TO EXHIBITS

Exhibit No.	Exhibit
4.1	Warrant Agreement, dated January 25, 2011, between the Registrant and Computershare Inc. and Computershare Trust Company, N.A.

4.2	Form of Warrant (included as part of Exhibit No. 4.1)